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                                                                   EXHIBIT 10.12

CONSTANT CONTACT

                         2007 EXECUTIVE TEAM BONUS PLAN

Under Constant Contact's Executive Team Bonus Plan, executives can receive a portion of their compensation based on the attainment of financial targets and / or personal MBOs. In 2007, the financial targets used for incentive purposes will be "Average Monthly Revenue Growth" (AMRG) and EBITDA. The AMRG and EBITDA targets will be established by the Compensation Committee of the Board of Directors and the individuals' specific MBOs will be agreed to by the CEO.

The objectives of the Bonus Plan are:

     - To link our reward system for the executive team to the success of the company in achieving its financial and business objectives;

     - To provide competitive pay in the marketplace as a part of attracting, motivating and retaining the most qualified and talented individuals.

Payouts under the plan, which occur quarterly, must be approved by the Compensation Committee of the Board of Directors.

This plan can be changed by management at their discretion at any time during the year.

ELIGIBILITY

     All executives are eligible to participate in the Executive Team Bonus
     Plan.

NEW PARTICIPANTS

New hires or newly promoted employees who become members of the Executive Team will be eligible to receive a pro-rated payment for their first full quarter with the company.

BONUS CALCULATION

The amount each participant can receive as a bonus is a function of two or three variables:

     1.   Financial targets by quarter:

          a.   Average Monthly Revenue Growth (AMRG)

          b.   EBITDA

     2.   MBOs - mutually agreed upon quarterly MBOs

The Bonus Plan target percentage attainment is allocated by quarter:

               Quarter            Percentage
               -------          -------------
               First Quarter    15% of target
               Second Quarter   25% of target
               Third Quarter    25% of target
               Fourth Quarter   35% of target

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The Financial Performance targets are also allocated by component:

               Quarter          Based on AMRG   Based on EBITDA
               -------          -------------   ---------------
               First Quarter          90%             10%
               Second Quarter         90%             10%
               Third Quarter          90%             10%
               Fourth Quarter         90%             10%

For example, someone who has a 70/30 split between the two metrics (70% Financial & 30% MBOs) and a targeted annual bonus of $20,000 would have a quarterly target incentive breakdown as follows:

                                 First        Second        Third       Fourth
                                Quarter       Quarter      Quarter      Quarter
                               ---------      --------     -------      -------
Target Total Incentive           $3,000       $5,000        $5,000       $7,000
Target Financial Incentive       $2,100       $3,500        $3,500       $4,900
AMRG Portion                     $1,890       $3,150        $3,150       $4,410
EBITDA Portion                   $  210       $  350        $  350       $  490
Target MBO Incentive             $  900       $1,500        $1,500       $2,100

AMRG incentive payouts start at 80% of the AMRG achievement and increase linearly up to 100%. For example, if the company achieved 86% of the AMRG target; the payout would be 86% x $1,890, plus any EBITDA and MBO based incentives. If the company achieved 95% of the AMRG target; the payout would be 95% x $1,890, plus any EBITDA and MBO based incentives.

Accelerators are earned when the AMRG achievement percentage is >100% up to 200%.

Accelerator Payout Table        Q1           Q2          Q3           Q4
------------------------   ----------   ----------   ----------   ----------
1% =1%                     100% - 115%  100% - 115%  100% - 115%  100% - 110%
1% =1.5%                   115% - 130%  115% - 130%  115% - 125%  110% - 120%
1% =2%                       130% +        130% +      125% +        120% +

If the company achieves in excess of 100% of its AMRG target, the AMRG payout percentage is also applied to any EBITDA and / or MBO payouts. See Example 1.

Whereas, if the company generates less than 100% of its AMRG target, the AMRG payout percentage is only applied to the AMRG target incentive. Any EBITDA and / or MBO payouts would be paid out independent of the AMRG. See Example 2.

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EXAMPLE 1

Annual Target Incentive   $   20,000
Q1 Target Incentive       $    3,000   (Annual Target Incentive x 15%)

Financial Breakdown
AMRG                      $    1,890   (Q1 Target x 70% x 90%)
EBITDA                    $      210   (Q1 Target x 70% x 10%)
MBO                       $      900   (Q1 Target x 30%)
AMRG Actual               $   89,149
AMRG Target               $   84,487
Achievement %                    106%  (AMRG Actual/AMRG Target)

EBITDA Actual              ($900,000)  Pass
EBITDA Target              ($995,000)

MBO Achievement %                 90%  (Determined by manager)
MBO Payout Incentive      $      810   (MBO Amount x MBO Achievement %)

Total Incentive Payout    $    3,085   (AMRG target + EBITDA target (if
                                       achieved) + MBO Incentive payout) x
                                       achievement percentage

EXAMPLE 2

Annual Target Incentive   $   20,000
Q1 Target Incentive       $    3,000   (Annual Target Incentive x 15%)

Financial Breakdown

AMRG                      $    1,890   (Q1 Target x 70% x 90%)
EBITDA                    $      210   (Q1 Target x 70% x 10%)
MBO                       $      900   (Q1 Target x 30%)
AMRG Actual               $   80,263
AMRG Target               $   84,487
Achievement %                     95%  (AMRG Actual/AMRG Target)

EBITDA Actual              ($900,000)  Pass
EBITDA Target              ($995,000)

MBO Achievement %                100%  (Determined by manager)
MBO Payout Incentive      $      900   (MBO Amount x MBO Achievement %)

Total Incentive Payout    $    2,906   (AMRG target x achievement percentage) +
                                       EBITDA target (if achieved) + MBO
                                       Incentive payout

For those members of the executive team who do not have MBOs, their incentive calculation will be based 100% on the company's quarterly financial performance.

ANNUAL REVIEW AND PAYOUT PROCESS

In December of each year, the bonus parameters will be established for the following year.

Typically, payouts are made on a quarterly basis in the last pay period of the month following the end of the quarter (i.e. payout will be made on April 30th for Q1 performance).
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Employees who are either on salary continuation (severance or separation pay), or who have left the Company at the time of payout are not eligible to receive a payout.

Employees who leave the company as eligible retirees or who have died during the calendar year will be entitled to a pro-rated bonus payout for the portion of the year that they were active employees.

For new employees, the prorated quarterly payment will be based upon the number of months of service. A month will be counted if they are a regular, full-time employee of the company as of the 15th of that month.

An employee on corrective action may not be eligible to receive a payout.

An employee who is out on short-term disability during the plan year (up to 90 days); will be eligible to receive full bonus payout during that period of time. The MBO portion of the bonus is unlikely to be met.

Participation in the Bonus Plan does not imply a contract of employment for a specific term or any right of continued employment and can be changed by management at their discretion at any time during the year.